EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 333-59093 on Form N-1A of our report dated February 24, 2012, relating to the financial statements and financial highlights of MFS Blended Research Small Cap Equity Portfolio (formerly, SC BlackRock Small Cap Index Fund), MFS Conservative Allocation Portfolio (formerly, SC Ibbotson Conservative Fund), MFS Global Real Estate Portfolio (formerly, Sun Capital Global Real Estate Fund), MFS Growth Allocation Portfolio (formerly, SC Ibbotson Growth Fund), MFS Inflation-Adjusted Bond Portfolio (formerly, SC BlackRock Inflation Protected Bond Fund), MFS Limited Maturity Portfolio (formerly, SC Goldman Sachs Short Duration Fund), MFS Mid Cap Value Portfolio (formerly, SC Goldman Sachs Mid Cap Value Fund), MFS Moderate Allocation Portfolio (formerly, SC Ibbotson Balanced Fund), and MFS New Discovery Value Portfolio (formerly, SC Columbia Small Cap Value Fund) appearing in the Annual Report on Form N-CSR of Sun Capital Advisers Trust for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts

December 3, 2012